Veri-Tek Announces Acquisition of Noble Rough-Terrain Forklift Business

BRIDGEVIEW, IL, August 1, 2007 — Veri-Tek International, Corp. (Amex: VCC — News), a leading North American manufacturer of engineered lifting equipment, announced today that it has completed the acquisition of the Noble Rough-Terrain Forklift business from GT Distribution, effective July 31, 2007.

“We are very pleased to add the Noble Rough-Terrain Forklift business to our line of specialized lifting equipment,” commented David J. Langevin, Chairman and Chief Executive Officer of Veri-Tek International. “The Noble product line, was originally designed and marketed by Caterpillar in 1983, and was subsequently marketed through Eagle Pitcher’s dealer network. Noble has a reputation for providing durable, innovative and high quality products, and as a result, the Noble product has benefited from very strong distribution, and has a large installed base giving rise to a healthy after-market parts business. Moreover, this acquisition will benefit from our current operating manufacturing base and adds breadth to our existing Liftking rough terrain forklift product line without increasing our existing facilities or manpower. Our sales and marketing team is excited about the opportunity to offer an expanded high quality rough terrain product line to our customers, while also gaining access for all our products to Noble’s established dealer network.”

President and Chief Operating Officer, Andrew Rooke, noted, “We believe that Noble is an excellent strategic fit for us and that the Noble business will be accretive to our annual operating earnings beginning with the current year. Noble is a time-tested, valuable brand with a loyal customer base. The Noble business has historically generated operating margins similar to those of our Liftking subsidiary on sales volumes of about $20 million, but in recent times, as a result of changing facilities and ownership, this company has not kept up with the demand for its products. However, it has retained its most valuable assets, its distribution and reputation for quality products. We believe that we are uniquely positioned to, in a reasonable time, restore this business to its historic performance and thereby enhance Veri-Tek’s performance overall.”

As consideration for the assets of the Noble business, Veri-Tek will release GT Distribution from its pre-existing debt to Veri-Tek in the amount $4.2 million.

About Veri-Tek International, Corp.

Veri-Tek International, Corp. is a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. The Manitex Liftking subsidiary manufactures and markets a complete line of rough terrain forklifts and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are use in both commercial and military applications.

Safe Harbor Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Veri-Tek International, Corp.	Hayden Communications
David Langevin	Peter Seltzberg or Brett Maas
Chief Executive Officer	Investor Relations
(708) 237-2060	(646) 415-8972
djlangevin@manitex.com	peter@haydenir.com